Exhibit 99.1

Form 3400-12
(August 2002)

UNITED STATES DEPARTMENT OF THE INTERIOR BUREAU OF LAND MANAGEMENT	FORM APPROVED OMB NO. 1004-0073 Expires: December 31, 2003
COAL LEASE	Serial Number WYW150318

PART 1. LEASE RIGHTS GRANTED

This lease, entered into by and between the UNITED STATES OF AMERICA, hereafter called lessor, through the Bureau of Land Management (BLM), and (Name and Address)

Ark Land LT, Inc.
CityPlace One, Suite 300
St. Louis, Missouri 63141-7056

hereinafter called lessee, is effective (date) 03/01/05, for a period of 20 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of the 20th lease year and each 10-year period thereafter.

Sec. 1. This lease is issued pursuant and subject to the terms and provisions of the:

☒	Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act;

☐	Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61 Stat. 913, 30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any bonuses, rents, and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants and leases to lessee the exclusive right and privilege to drill for, mine, extract, remove, or otherwise process and dispose of the coal deposits in, upon, or under the following described lands: in Campbell County:

T. 43 N., R. 71 W., 6th P.M., Wyoming

Sec. 1: Lot 16 (S 1/2);
Sec. 2: Lots 5-20;
Sec. 11: Lots 1-16;
Sec. 12: Lots 2 (W 1/2, SE 1/4), 3-16;
Sec. 13: Lots 1-16;
Sec. 14: Lots 1-15; NW 1/4 NW 1/4;
Sec. 24: Lots 1-16;
Sec. 25: Lots 1-16;

T. 44 N., R. 71 W., 6th P.M., Wyoming

Sec. 35: Lots 1-16.

containing 5,083.50 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

PART II. TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE — Lessee must pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $3.00 for each lease year.

(b) RENTAL CREDITS — Rental will not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES — The royalty will be 12 1/2 percent of the value of the coal as set forth in the regulations. Royalties are due to lessor the final day of the month succeeding the calendar month in which the royalty obligation accrues.

(b) ADVANCE ROYALTIES — Upon request by the lessee, the BLM may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty will be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS — Lessee must maintain in the proper office a lease bond in the amount of $122,216,000. The BLM may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE — This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee’s failure to produce coal in commercial quantities at the end of 10 years will terminate the lease. Lessee must submit an operation and reclamation plan pursuant to Section 7 of the Act not later than 3 years after lease issuance.

The lessor reserves the power to assent to or order the suspension of the terms and conditions of this lease in accordance with, inter alia, Section 39 of the Mineral Leasing Act, 30 U.S.C. 209.

Sec. 5. LOGICAL MINING UNIT (LMU) — Either upon approval by the lessor of the lessee’s application or at the direction of the lessor, this lease will become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to the LMU. If the LMU of which this lease is a part is dissolved, the lease will then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

(Continued on page 2)

WYW150318

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION — At such times and in such form as lessor may prescribe, lessee must furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee must keep open at all reasonable times for the inspection by BLM the leased premises and all surface and underground improvements, works, machinery, ore stockpiles, equipment, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee must allow lessor access to and copying of documents reason- ably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section will be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS — Lessee must comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee must not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area must be submitted to the BLM.

Lessee must carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposits not leased hereunder, and to other land uses or users. Lessee must take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures. Lessor reserves to itself the right to lease, sell, or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder and approving easements or rights-of-way. Lessor must condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTERESTS, AND EQUAL OPPORTUNITY — Lessee must: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; restrict the workday to not more than 8 hours in any one day for underground workers, except in emergencies; and take measures necessary to protect the health and safety of the public. No person under the age of 16 years should be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in this paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor. Neither lessee nor lessee’s subcontractors should maintain segregated facilities.

Sec. 15. SPECIAL STIPULATIONS

     See Attached Pages 5 though 10.

Sec. 9. (a) TRANSFERS

☒	This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

☐	This lease may be transferred in whole or in part to another public body or to a person who will mine the coal on behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

☐	This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT — The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor’s acceptance of the relinquishment, lessee will be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. — At such time as all portions of this lease are returned to lessor, lessee must deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee must remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the BLM. Any such structures, machinery, equipment, tools, and materials remaining on the leased lands beyond 180 days, or approved extension thereof, will become the property of the lessor, but lessee may either remove any or all such property or continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor will waive the requirement for removal, provided the third parties do not object to such waiver. Lessee must, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations, reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee’s activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT — If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease will be subject to cancellation by the lessor only by judicial proceedings. This provision will not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver will not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST — Each obligation of this lease will extend to and be binding upon, and every benefit hereof will inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION — Lessee must indemnify and hold harmless the United States from any and all claims arising out of the lessee’s activities and operations under this lease.

Sec. 14. SPECIAL STATUTES — This lease is subject to the Clean Water Act (33 U.S.C. 1252 et seq.), the Clean Air Act (42 U.S.C. 4274 et seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et seq.).

(Continued on page 3)	(Form 3400-12, Page 2)

WYW150318

SEC 15. SPECIAL STIPULATIONS (Cont’d.)

[STAMP]

DEPARTMENT OF THE INTERIOR
BUREAU OF LAND MANAGEMENT

05 JAN 11 AM 11:50

RECEIVED
CHEYENNE, WYOMING

The Privacy Act of 1974 and the regulation in 43 CFR 2.48(d) provide that you be furnished with the following information in connection with information required by this application.

AUTHORITY: 30 U.S.C. 181-287 and 30 U.S.C. 351-359.

PRINCIPAL PURPOSE: BLM will use the information you provide to process your application and determine if you are eligible to hold a lease on BLM Land.

ROUTINE USES: BLM will only disclose the information according to the regulations at 43 CFR 2.56(d).

EFFECT OF NOT PROVIDING INFORMATION: Disclosing the information is necessary to receive a benefit. Not disclosing the information may result in BLM’s rejecting your request for a lease.

The Paperwork Reduction Act of 1995 (44 U.S.C. 3501, et. seq.) requires us to inform you that:

This information is being collected to authorize and evaluate proposed exploration and mining operations on public lands.

Response to the provisions of this lease form is mandatory for the types of activities specified.

BLM would like you to know that you do not have to respond to this or any other Federal agency-sponsored information collection unless it displays a currently valid OMB control number.

BURDEN HOURS STATEMENT

Public reporting burden for this form is estimated to average one hour per response including the time for reading the instructions and provisions, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to: U.S. Department of the Interior, Bureau of Land Management (1004-0073), Bureau Information Collection Clearance Officer (WO-630), Mail Stop 401 LS, Washington, D.C. 20240.

THE UNITED STATES OF AMERICA

Ark Land LT, Inc.	By:	/s/ ALAN L. KESTERKE

(Company or Lessee Name)

/s/ Douglas Downing		Alan L. Kesterke

(Signature of Lessee)		(BLM)

Vice-Pres.		Associate State Director

(Title)		(Title)

12/30/2004		February 1, 2005

(Date)		(Date)

Title 18 U.S.C. Section 1001, makes it a crime for any person knowingly and willfully to make to any department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

(Form 3400-12, Page 3)

WYW150318

DEFERRED BONUS PAYMENT SCHEDULE
TO BE ATTACHED TO AND MADE A PART OF
FEDERAL COAL LEASE WYW150318

This lease is issued subject to the payment of $488,799,959.84 by the lessee as a deferred bonus. Payment of the deferred bonus by the lessee shall be made as follows:

Total Amount of Bid: $610,999,949.80.

One-fifth in the amount of $122,199,989.96 submitted on the date of sale. Balance is due and payable in equal annual installments on the first four anniversary dates of the lease:

One-fifth in the amount of $122,199,989.96 due on March 1, 2006.

One-fifth in the amount of $122,199,989.96 due on March 1, 2007.

One-fifth in the amount of $122,199,989.96 due on March 1, 2008.

One-fifth in the amount of $122,199,989.96 due on March 1, 2009.